Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

          We consent to the incorporation by reference in Registration Statement Nos. 333-114481 and 333-143763 on Forms S-8 of our report dated March 31, 2008, relating to the consolidated financial statements of Stockgroup Information Systems Inc. appearing in this Annual Report on Form 10-KSB of Stockgroup Information Systems Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Vancouver, Canada
April 1, 2008